Exhibit 10.1
AMENDMENT NO. 1
TO THE HYSTER-YALE GROUP, INC.
EXECUTIVE EXCESS RETIREMENT PLAN
(Amended and Restated Effective January 1, 2016)

        Hyster-Yale Group, Inc. (the “Company”) hereby adopts this Amendment No. 1 to the Hyster-Yale Group, Inc. Executive Excess Retirement Plan (Amended and Restated Effective January 1, 2016) (the “Plan”), to be effective as of May 1, 2020. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

        The last sentence of Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, (a) for 2012, the Participant's Excess Employer Contribution Benefit shall be an amount equal to the Matching Employer Contributions attributable to the Excess 401(k) Benefits he is prevented from receiving under the Profit Sharing Plan because of various Code limitations or as a result of his deferral of Compensation under this Plan and (b) in no event shall the Participant be entitled to receive Excess Employer Contribution Benefits under the Plan effective with the first payroll period ending on or after May 1, 2020.”

Section 2

Section 3.4 of the Plan is hereby amended adding a new sentence to the end thereof to read as follows:

“Notwithstanding anything in the Plan to the contrary, in no event shall the Participant be entitled to receive a Transitional Benefit under the Plan for Plan Years commencing on and after January 1, 2020.”

EXECUTED this 30th day of April, 2020.

HYSTER-YALE GROUP, INC.

By: /s/ Suzanne S. Taylor
Title: Senior Vice President, General Counsel and Secretary